Exhibit 3.23
CHERYLA. LAU SECRETARY OF STATE

No.
ARTICLES OF INCORPORATION
OF
AMERICAN HOME SECURITY, INC.
KNOW ALL MEN BY THESE PRESENTS:
     That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Nevada does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Articles of Incorporation:
ARTICLE I
NAME
The name of the corporation shall be: American Home Security, Inc.
ARTICLE II
PERIOD OF DURATION
     The corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE III
PURPOSES AND POWERS
     1. Purposes. Except as restricted by these Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada General Corporation Laws.
     2. Powers. Except as restricted by these Articles of Incorporation, the corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada General Corporation Laws.
ARTICLE IV
CAPITAL STOCK
     1. Capital Stock. The aggregate number of shares which this corporation shall have authority to issue is Two Thousand Five Hundred (2,500) shares of a par value of $.01 per share, which shares shall be designated “Common Stock”; and Two Thousand Five Hundred (2,500) shares of a par value of $.10 per share, which shares shall be designated as “Preferred Stock”. Both the Common Stock and Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such designations, limitations, rights and preferences which the board of directors, in its sole discretion, may determine to be appropriate. After the subscription price for any stock has been paid to the corporation, no shareholder and no capital stock shall be subject to assessment to pay the debts of the corporation.

     2. Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Preferred Stock, as and when declared by the board of directors in conformance with the resolutions of the board of directors authorizing the issuance of the Preferred Stock, to the extent and in the manner permitted by law. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock as and when declared by the board of directors in conformance with the resolutions of the board of directors authorizing the issuance of the stock, to the extent and in the manner permitted by law, provided however, no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall have received any Preferred Stock dividends to which they are entitled for such year.
     3. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.
     4. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares entitled to vote, represented in one person or by proxy, shall constitute a quorum at a meeting of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. Except as otherwise provided by these Articles of Incorporation or the Nevada Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by a plurality of the shareholders in attendance or represented by proxy at any meeting of shareholders held for the purpose of electing directors.
     5. Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.
     6. Transfer Restrictions. The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporations’ right to so impose such restrictions.
ARTICLE V
TRANSACTIONS WITH INTERESTED DIRECTORS
     No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or
     (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and the authorize, approve, or ratify such contract or transaction by vote or written consent; or
     (c) The contract or transaction is fair and reasonable to the corporation.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
ARTICLE VI
CORPORATE OPPORTUNITY
     The officers, directors and other members of management of this corporation shall be subject to the doctrine of “Corporate Opportunities” only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation’s board of directors as evidenced by resolutions appearing in the corporation’s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be

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disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its board of directors, has designated an area of interest, the offiçers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.
ARTICLE VII
LIMITATION OF LIABILITY AND INDEMNIFICATION
     A. Limitation of Liability.
          1. No person serving as director or officer of the corporation shall have any personal liability to the corporation or to its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that such restriction on personal liability shall not eliminate or limit the liability of a director or officer for:
          (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
          (b) the payment of dividends in violation of NRS 78.300.

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          2. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, fiduciary or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses, in accordance with and to the extent available under the Nevada General Corporation Laws.
     B. Indemnification.
          1. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprises, against expenses, including attorney’s fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
          3. To the extent that a director, officer, employee, fiduciary or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 and 2 above, or in defense of any daim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.
          4. Any indemnification under paragraphs 1 and 2, unless ordered by a court or advanced pursuant to paragraph 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances. The determination must be made:
          (a) By the shareholders;
          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, by bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to by indemnification by the corporation. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.
          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this article:
          (a) Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Articles of Incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to paragraph 2 or for the advancement of expenses made pursuant in paragraph 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of the action.

          (b) Continues for a person who has ceased to be a director, officer, employee, fiduciary or agent and inures to be benefit of the heirs, executors and administrators of such a person.
     ARTICLE VIII
     AMENDMENTS
     The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Nevada Corporation Code.
ARTICLE IX
ADOPTION AND AMENDMENTS OF BYLAWS
     The initial Bylaws of the corporation shall be adopted by its board of directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with the laws or these Articles of Incorporation.

ARTICLE X
PRINCIPAL PLACE OF BUSINESS
REGISTERED OFFICE AND REGISTERED AGENT
     The address of the principal place of business in the State of Nevada and the initial registered office of the corporation is 5087 South Arville Street, Suite H, Las Vegas, Nevada 89118. The name and address of the registered agent is Ira R. Beer, located at 5087 South Arville Street, Suite H, Las Vegas, Nevada 89118. Either the
principal place of business registered office or the registered agent may be changed in the manner provided by law.
ARTICLE XI
INITIAL BOARD OF DIRECTORS
     1. Governing Board. The governing board of the corporation shall be a board of directors.
     2. Initial Board of Directors. The number of directors of the corporation shall be fixed by the Bylaws of the corporation. So long as the number of directors shall be less than three, no shares of this corporation may be issued and held of record by more shareholders than there are directors. The names and addresses of the persons who shall serve as the initial directors and until their successors are elected and shall qualify are as follows:

Name	Address
Ira R. Beer	5087 S. Arville St. #H
Las Vegas, Nevada 89118

ARTICLE XII
INCORPORATOR
     The name and address of the incorporator is as follows:

Name	Address
Ira R. Beer	5087 S. Arville St., Suite H
Las Vegas, Nevada 89118
     IN WITNESS WHEREOF, the above named incorporator has signed these Articles of Incorporation on March 21, 1994.

/s/ Ira R. Beer

Ira R. Beer
STATE OF NEVADA                      )
     CITY OF LAS VEGAS               )       ss.
COUNTY OF CLARK                     )
     I, the undersigned, a Notary Public, hereby certify that on March 21, 1994, the above named incorporator personally appeared before me, and being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.
     WITNESS my hand and official seal.

/s/ Lois J. RILEY

[SEAL]	Notary Public

5087 S. Arville St., Suite H

Las Vegas, Nevada 89118

Address